Exhibit 10.1
TransGlobe Energy Corporation Amended and Restated Stock Option Plan

TRANSGLOBE ENERGY CORPORATION

AMENDED AND RESTATED
STOCK OPTION PLAN
Effective as of May 9, 2007

     The Board of Directors of TransGlobe Energy Corporation ("TransGlobe" or the "Corporation") has established a stock option plan (the "Plan") governing the issuance of stock options (the "Options") to directors, officers and employees of the Corporation or subsidiaries of the Corporation and persons or corporations who provide services to the Corporation or its subsidiaries on an on-going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its subsidiaries.

     The terms and conditions of the Plan for issuance of Options are as follows:

1.	Purposes

The principal purposes of the Plan are:

(a)	to retain and attract qualified directors, officers, employees and service providers which the Corporation and its Subsidiaries require;

(b)	to promote a proprietary interest in the Corporation and its Subsidiaries;

(c)	to provide an incentive element in compensation; and

(d)	to promote the profitability of the Corporation and its Subsidiaries.

2.	Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

(a)

"Blackout Period" means the period of time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation, including any holder of an Option;

	(b)	"Board" means the board of directors of the Corporation;

(c)

"Common Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 13 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

	(d)	"Corporation" means TransGlobe Energy Corporation, and includes any successor corporation thereof;

(e)

"Exchange" means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board;

	(f)	"Insider" shall have the meaning set out in the Company Manual of the Exchange, as may be amended from time to time;

	(g)	"Market Price" per Common Share at any date shall be as defined as the five-day volume weighted average trading price of the Common Shares prior to the date of grant;

	(h)	"Option" means an option to purchase Common Shares granted by the Board to Participants, subject to the provisions contained herein;

	(i)	"Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 13 hereof;

	(j)	"Participants" means persons, firms or corporations:

(i)

who are employees (full-time or part-time), officers or directors of the Corporation or its Subsidiaries, or who are providing services to the Corporation or its Subsidiaries on an on- going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its Subsidiaries; or

(ii)

subject to applicable laws, a person investing in (including lending money to) TransGlobe who is considered by The Toronto Stock Exchange to be an insider or an associate of an insider or otherwise not acting at arm's length to TransGlobe and thus not entitled to receive warrants which would otherwise be granted by TransGlobe in connection with such investment in TransGlobe ("Investor"); and

(iii) in the case of (i) or (ii) above, who the Board of Directors of the Corporation determines should receive Options.

Options may also be granted to corporations which are controlled by a Participant. Unless the context otherwise requires, the term Participant as used herein, shall include any such corporation.

	(k)	"Plan" means the stock option plan of the Corporation, as the same may be amended or varied from time to time;

	(l)	"Security Based Compensation Arrangements" shall have the meaning as set out in the Company Manual of the Exchange, as may be amended from time to time;

	(m)	"Subsidiary" means a person or company considered to be a subsidiary entity of another person or company as described in Section 1.1 of Ontario Securities Commission Rule 45-501.

3.	Administration of the Plan

(a)

The Plan shall be administered by the Board. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board pursuant to the provisions of the Plan as to:

(i) Participants to whom Options will be granted; and

(ii) the number of Common Shares which shall be the subject of each Option;

by the execution and delivery of instruments in writing in form approved by the Board.

(b)

The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deem proper and in the best interests of the Corporation and may, subject to applicable law, delegate its powers hereunder to administer the Plan to a committee of the Board.

4.	Granting of Options

     The Board from time to time shall grant Options to Participants. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time.

     The number of Common Shares that may be issued pursuant to the exercise of Options awarded under the Plan and all other Security Based Compensation Arrangements of the Corporation is 10% of the Common Shares outstanding from time to time, subject to the following limitations:

(a)

the number of Common Shares reserved for issuance to any one person under the Plan, together with all other Security Based Compensation Arrangements of the Corporation, shall not exceed 5% of the outstanding issue of Common Shares;

(b)

the number of Common Shares reserved for issuance to Insiders, at any time, under all Security Based Compensation Arrangements, shall not exceed 10% of the outstanding issue of Common Shares, and the number of Common Shares issued to Insiders, within any one year period, under all Security Based Compensation Arrangements, shall not exceed 10% of the outstanding issue of Common Shares;

(c)

the number of Common Shares reserved for issuance to any one Insider and such Insider's associates pursuant to the Plan, and all other Security Based Compensation Arrangements of the Corporation, shall not exceed 5% of the outstanding issue of Common Shares;

(d)

the number of Common Shares reserved for issuance to Consultants pursuant to the Plan, and all other Security Based Compensation Arrangements of the Corporation, shall not exceed 2% of the outstanding issue of Common Shares;

(e)

the number of Common Shares reserved for issuance to any single Consultant under the Plan, and all other Security Based Compensation Arrangements of the Corporation, within any one-year period, shall not exceed 1% of the outstanding issue of Common Shares; and

(f)

the maximum number of Common Shares issuable at any time to directors of the Corporation who are not officers or employees of the Corporation under all Security Based Compensation Arrangements shall be limited to 2% of the issued and outstanding Common Shares.

     Common Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Common Shares may be purchased or issued under this Plan. For the purposes of this section, "outstanding issue" is determined on the basis of the number of Common Shares that are outstanding immediately prior to the issuance in question, excluding Common Shares issued pursuant to Security Based Compensation Arrangements over the preceding one-year period.

     The Option Price shall be fixed by the Board but under no circumstances shall any Option Price at the time of the grant be lower than the Market Price per Common Share.

     The term of Options granted shall be determined by the Board in its discretion, to a maximum of 10 years from the date of the grant of the Option. The vesting period or periods within this period during which an Option or a portion thereof may be exercised by a Participant shall be determined by the Board.

5.	Exercise Price

     The exercise price of each Stock Option shall be determined in the discretion of the Board of Directors of the Corporation at the time of the granting of the Stock Option, provided that the exercise price shall not be lower than the Market Price.

6.	Term and Conditions of Options

     The following general provisions shall apply to all Options granted by the Corporation (subject to such additional limitations as may be determined by the Board and set forth in the definitive option agreement between the Corporation and the Participant):

(a)	The latest date on which an option may be exercised will be the tenth anniversary of the date the option was granted.

(b)	Options granted to each optionee under the Plan will become vested and exercisable at such time or times as may be established by the Board at the time of grant.

(c)

If the expiry date of any Option falls within any Blackout Period or within ten business days following the end of any Blackout Period (the "Restricted Options"), then the expiry date of such Restricted Options shall, without any further action, be extended to the date that is ten business days following the end such Blackout Period. The foregoing extension applies to all Options whatever the date of grant and shall not be considered an extension of the term of the Options as referred to in Section 17 hereof.

(d)

Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to TransGlobe, accompanied by any documents required by the Board and payment in full as provided below for the number of Common Shares for which the option is exercised.

(e)	An optionee will have no rights as a shareholder of TransGlobe with respect to any Common Shares covered by any option until such time as and to the extent only that such option has been exercised.

(f)

If any optionee ceases to be eligible for a grant of options under this plan for any reason (a "Termination"), except the death of an optionee or by reason of retirement pursuant to an established retirement policy of the Board and except in the case of options granted to Investors as such, all options granted to the optionee under the Plan and then held by the optionee will, to the extent such options were exercisable immediately prior to Termination, continue to be exercisable by the optionee for a period of 30 days following Termination or until the expiration date of the option if earlier.

(g)

If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring optionee will become vested and exercisable, to the extent not already vested and exercisable, immediately prior to retirement, and they continue to be exercisable until their original expiration date.

(h)

Except in the case of options granted to Investors as such, in the event of the death of an optionee all options granted to the optionee under the Plan and held by the optionee immediately before death will, to the extent such options were exercisable at that time, continue to be exercisable by the legal representative of the optionee for a period of 6 months following the death of the optionee or until the expiration date of the option if earlier. After such time, the options will terminate.

(i)

The Corporation's retirement policy for directors is that if a director either resigns or agrees not to be re-nominated by management for election at the next annual general meeting, then so long as the director has served as director of the Corporation or of one of its subsidiaries for at least two years, then such director's Options shall not terminate thirty days following the time such director ceases to be a director but, rather, shall continue until the earlier of the expiration date of the option and one year following the time such director ceases to be a director.

     In addition, but limiting the generality of the foregoing or the discretion of the Board, the Board of Directors may determine:

(a)	that a Stock Option is exercisable only during the term of employment of the Participant receiving it or during such term and for a limited period of time after termination of employment;

(b)	that a Stock Option can be exercisable for a period of time or for its remaining term after the death, disability or incapacity of an Participant;

(c)	that only a portion of a Stock Option is exercisable in a specified period;

(d)

that the unexercised portion of a Stock Option is "cumulative" so that any portion of a Stock Option exercisable (but not exercised) in a specified period may be exercised in subsequent periods until the Stock Option terminates; or

(e)	that a Stock Option may provide for early exercise and/or termination or other adjustment in the event of a death of a person;

and other appropriate terms in other circumstances, such as if the Corporation shall resolve to sell all or substantially all of its assets, to liquidate or dissolve, or to merge, amalgamate, consolidate or be absorbed with or into any other corporation, if a take-over bid is made for Common Shares of the Corporation, or if any change of control of the Corporation occurs, subject to the provisions of Section 12 with respect to Unsolicited Offers (as hereinafter defined).

7.	Additional Provisions Concerning U.S. Optionees

(a)

Options granted to an Employee subject to personal income tax under the United States Internal Revenue Code (the "Code"), (such Employee referred to in this Section as a "U.S. Employee"), will be Incentive Options as that term is defined in the Code.

(b)

Options granted to an optionee who is subject to personal income tax under the Code who is not an Employee will not be Incentive Options, and any written agreement with such an optionee for a grant of options under the Plan will state that the options granted thereunder are Non-Qualifying Options for U. S. income tax purposes.

	(c)	In addition to the terms and conditions of options granted under the Plan listed in Section 6 above, options granted to a U.S, Employee will be subject to the following terms and conditions:

(i)	options will be designated in the written option agreement between the U.S. Employee and TransGlobe as Incentive Options; and

(ii)

if the U.S. Employee is directly or indirectly the beneficial owner of 10% or more of the combined voting power of all classes of shares in the capital of TransGlobe or a Subsidiary at the time an option is granted to the U.S. Employee, the exercise price of such option will be equal to at least 110% of the Market Price of TransGlobe's Common Shares.

(d)	If a U.S. Employee is granted options under the Plan, the written option agreement with the U.S. Employee will contain acknowledgements by the U.S. Employee that:

(i)

notwithstanding a designation of options granted to a U.S. Employee as Incentive Options, to the extent that the aggregate Market Price of the Common Shares subject to options which are exercisable for the first time by any U.S. Employee during any calendar year exceeds US $100,000, such excess options will not be treated as Incentive Options; and

	(ii)	in order for options granted under the Plan to be treated as Incentive Options:

(A)

Common Shares purchased on the exercise of an option must not be sold or otherwise disposed of within 2 years from the date the option was granted, or within 1 year from the date the option was exercised, and

(B)

the U.S. Employee must maintain his status as a U.S. Employee at all times during the period beginning on the date the option is granted and ending on the date 30 days before the date the option is exercised.

(e)

The acknowledgement of the U. S. Employee in (d)(ii)B above does not confer upon the U.S. Employee any right with respect to continuation of his employment relationship with TransGlobe, nor will it interfere in any way with TransGlobe's right to terminate his employment relationship at any time, with or without cause.

8.	Non-Assignability

     Options shall not be assignable or transferable by the Participants, except for a limited right of assignment to allow the exercise of Options by an Participant's legal representative in the event of death or incapacity, subject to the terms upon which the Stock Option is granted.

9.	Payment of Exercise Price

     Except as provided in Section 10, all Common Shares issued pursuant to the exercise of a Stock Option shall be paid for in full by cash, bank draft or money order at the time of exercise of the Stock Option and prior to the issue of the shares. All Common Shares of the Corporation issued in accordance with the foregoing shall be issued as fully paid and non-assessable Common Shares.

10.	Surrender of Options in Lieu of Exercise

     Where the Common Shares are listed and posted for trading on the Toronto Stock Exchange, the Board of Directors may from time to time in its sole discretion, permit Options to be surrendered, unexercised to the Corporation in consideration of the receipt by the holder of such Options of an amount (the "Settlement Amount") equal to the excess, if any, of the aggregate fair market value of the shares (based on the Market Price (as hereinafter defined) of the Common Shares on the Toronto Stock Exchange on the trading day immediately preceding the Surrender Date as herein defined) able to be purchased pursuant to the vested and exercisable portion of such Options on the date of surrender (the "Surrender Date"), over the aggregate Exercise Price for those Common Shares pursuant to those Options. The Settlement Amount is payable in cash, Common Shares or a combination thereof, as the Board of Directors may from time to time in its discretion determine. For greater certainty, those Common Shares underlying the unexercised Options that are the subject of retirement in consideration for a Settlement Amount, are deemed to be included in the number of total Common Shares for which Options may be granted under the Plan.

11.	Non-Exercise

     If any Stock Option granted pursuant to the Plan is not exercised for any reason whatsoever, the shares reserved and authorized for issuance pursuant to such Stock Option shall revert to the Plan and shall be available for other Options, however, at no time shall there by outstanding Options exceeding in the aggregate the number of Common Shares of the Corporation reserved for issuance pursuant to Options under this Plan.

12.	Change of Control

     Notwithstanding the terms of this Plan, where an Unsolicited Offer for the Common Shares is made, all unexercised and unvested outstanding Options granted under the Plan shall vest and become immediately exercisable in respect of any and all Common Shares for which the holder of Options has not exercised the Options (notwithstanding that an agreement relating to the grant of Options states that those Options are exercisable only during a later period or year).

     For the purposes hereof, an "Unsolicited Offer" means an Offer in respect of which neither the Board of Directors of the Corporation nor management of the Corporation solicited, sought out, or otherwise arranged for the offeror party to make such Offer. For the purposes hereof, "Offer" means an offer made generally to the holders of Common Shares in one or more jurisdictions to acquire, directly or indirectly, the Common Shares and which is in the nature of a "takeover bid" as defined in the Securities Act (Alberta) and, where the Common Shares are listed and posted for trading on a stock exchange, not exempt from the formal bid requirements of the Securities Act (Alberta). Any Stock Option remaining unexercised following the earlier of the withdrawal of such Unsolicited Offer and the expiry of such Unsolicited Offer in accordance with its terms again becomes subject to the original terms of the agreement relating to the grant of Options as if the Unsolicited Offer had not been made.

13.	Adjustment in Certain Circumstances

     In the event:

(a)	of any change in the Common Shares of the Corporation through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b)

of any stock dividend to holders of Common Shares of the Corporation (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c)	that any rights are granted to holders of Common Shares to purchase Common Shares of the Corporation at prices substantially below fair market value; or

(d)	that as a result of any recapitalization, merger, consolidation or otherwise the Common Shares of the Corporation are converted into or exchangeable for any other shares;

then in any such case the Board of Directors of the Corporation may make such adjustment in the Plan and in the Options granted under the Plan as the Board of Directors of the Corporation may in its sole discretion deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Options, and such adjustments may be included in the Options.

14.	Expenses

All expenses in connection with the Plan shall be borne by the Corporation.

15.	Compliance with Laws

     The Corporation shall not be obliged to issue any shares upon exercise of Options if the issue would violate any law or regulation or any rule of any governmental authority or stock exchange. The Corporation shall not be required to issue, register or qualify for resale any shares issuable upon exercise of Options pursuant to the provisions of a prospectus or similar document, provided that the Corporation shall notify The Toronto Stock Exchange or any other stock exchange on which the shares of the Corporation are listed and any other appropriate regulatory bodies in Canada of the existence of the Plan and the issuance and exercise of Options.

     Transactions under the plan are intended to comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933 and the regulations thereunder, all applicable conditions of Rule 16b-3 or its successors under Section 16 of the United States Securities Exchange Act of 1934, the Securities Act and the regulations thereunder of the province in which TransGlobe is resident and the provinces in which optionees may reside, and the requirements of The Toronto Stock Exchange, the Nasdaq Stock Market, Inc. ("NASDAQ"), and any other stock exchange or market upon which the Common Shares may then be listed or quoted (together, the "Applicable Laws"). To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     TransGlobe will not be obligated to issue and deliver any Common Shares pursuant to the exercise of any option until, in the opinion of TransGlobe's counsel, all Applicable Laws have been complied with. Without limiting the generality of the foregoing, TransGlobe may require from the person exercising the option such investment representation, undertaking or agreement, if any, as counsel for TransGlobe may consider necessary in order to comply with the Applicable Laws.

16.	Form of Stock Option Agreement

     All Options shall be issued by the Corporation in a form which meets the general requirements and conditions set forth in this Plan and the requirements of the Exchange or such other exchange on which the shares of the Corporation are listed from time to time.

17.	Amendments and Termination of Plan

	(a)	Subject to the restrictions set out in this Section 17, the Board may, without shareholder approval:

		(i)	amend or discontinue the Plan or any Options granted hereunder at any time;

		(ii)	reduce the percentage number of Common Shares which may be issued under the Plan;

		(iii)	reduce the exercise price of any outstanding Options not held by Insiders;

		(iv)	alter the vesting provisions relating to the Options; and

		(v)	alter the surrender rights set out in the Plan;

provided any amendment to the Plan that requires approval of the Exchange may not be made without such approval.

(b)	Without the prior approval of the shareholders, as may be required by the Exchange, the Board may NOT:

	(i)	make any amendment to the Plan to increase the percentage of Common Shares issuable on exercise of outstanding Options at any time pursuant to Section 4 hereof;

	(ii)	reduce the exercise price of any outstanding Options held by insiders;

	(iii)	extend the term of any outstanding Option beyond the original expiry date of such Option, except in accordance with an extension to include a Blackout Period;

(iv)

make any amendment to Section 4(b) to increase the maximum limit on the number of securities that may be reserved for issuance and are issued to Insiders to greater than the 10% thresholds within the designated time periods;

(v)

make any amendment to Section 4(f) to increase the maximum number of Common Shares issuable to directors who are not officers or employees of the Corporation under Security Based Compensation Arrangements;

	(vi)	make any amendment to the Plan that would permit a Participant to transfer or assign Options to a new beneficial Participant other than in the case of death of the Participant; or

	(vii)	make any amendment to this Section 17.

     In addition, no amendment to the Plan or Options granted pursuant to the Plan may be made without the consent of the Participant, if it adversely alters or impairs any Option previously granted to such Participant under the Plan.

18.	Administration of the Plan and Regulation

     The Plan will be administered by the Board of Directors of TransGlobe (the "Board"). The Board may delegate the administration of the Plan to a committee, in which case all references to the "Board" hereunder will refer to the committee, except only the Board of Directors may allot shares and specify the price at which they are to be issued. The Board will have authority, consistent with the Plan:

(a)	to issue options priced in accordance with the formula set forth in this Plan;

(b)

to prescribe the form of certificate evidencing grants of options to Canadian optionees and the form of agreement evidencing grants of options to US optionees and the form of certificate evidencing grants of options to Investors (as defined hereafter) as such (which may be in the form of a warrant) and any other instruments required under the Plan and to change such forms from time to time;

(c)

to adopt, amend and rescind rules and regulations for the administration of the Plan, provided however, that except as specified in Section 13, no amendment which would increase the maximum number of Common Shares for which options may be granted will be made by the Board without the approval of shareholders and regulatory authorities under Applicable Laws; and

(d)

to interpret and administer the Plan and to decide all questions and settle all controversies that may arise in connection with the Plan, all of which decisions of the Board will be final and conclusive.

19.	Tax Consequences of Plan

     Notwithstanding Section 7, TransGlobe does not assume responsibility for the income or other tax consequences for optionees or persons eligible under the Plan and they are advised to consult with their own tax advisors.

20.	Applicable Law

This Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

21.	Stock Exchange

     To the extent applicable, the issuance of any shares of the Corporation pursuant to Options issued pursuant to this Plan is subject to approval of the Plan by the Toronto Stock Exchange or other stock exchange upon which the Corporation's Common Shares are listed, and the Plan shall be subject to the ongoing requirements of such exchange.